July 10, 1992


Packaging Resources Incorporated
717 Forest Avenue
Lake Forest, Illinois 60045

Attention:     J. Michael Anderson
               Vice President, Sales and Marketing


RE:       THE DANNON COMPANY, INC. / 4 OZ. SPRINKL'INS
          DANNON CUP MOLD AND CUP MANUFACTURE

Dear Mr. Anderson:

This letter shall memorialize the Agreement between The Dannon Company, Inc. (DANNON) and Packaging Resources, Incorporated (PRI), with respect to the purchase of a sample tool, a new 14 cavity production tool and modifications to the present Dannon owned 14 cavity tool (TOOLING) to produce, via solid phase pressure forming (SPPF), the new shorter 4 oz Sprinkl'ins cups (CUP) herein identified under C302S, and drawing #9002.080.001 and the manufacturing of the
(CUP) for DANNON'S SPRINKL'INS PRODUCT (DANNON PRODUCT).

     1. PRI has agreed to manufacture, at its sole cost and expense, the TOOLING necessary for PRI to manufacture and produce the (CUP) for the DANNON PRODUCT. PRI agrees to be solely liable and responsible for the service, maintenance and repair of the TOOLING. PRI acknowledges that the TOOLING it shall manufacture shall be capable of producing cups in accordance with this Agreement. PRI acknowledges that the TOOLING has the capacity to manufacture and produce a minimum of [__________________________]*

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

per year from each of the two production tools (total of both tools is [___________]* for the DANNON PRODUCT. In the event DANNON's per year requirements exceed the TOOLING capacity, PRI agrees, at DANNON's reasonable request, to manufacture additional TOOLING at PRI's expense in accordance with the terms of this Agreement.

     2. In consideration for PRI's manufacturing of the TOOLING, DANNON agrees that PRI shall be DANNON's exclusive (CUP) manufacturer for DANNON PRODUCT.
This exclusivity shall be for a period of two (2) years, commencing June 1, 1992, and ending May 31, 1994, with a one (1) year renewable option by mutual consent of the parties. DANNON agrees that its consent to the one (1) year option extension, shall be based upon PRI's supply performance of the 4 oz. cups, including, but not limited to, cost, quality, timely delivery, and services. In the event that either party elects not to exercise the one (1) year extension, notification must be given to the other party, in writing, no less than six (6) months prior to the termination date of this Agreement.

     3. PRI agrees that the production of the (CUP) for the DANNON PRODUCT shall be strictly in accordance with DANNON's specifications as set forth in EXHIBIT "A" attached hereto and incorporated herein by reference, subject to reasonable change by DANNON, and each cup shall conform to DANNON's incoming quality control specification. DANNON shall have the right to inspect each shipment of the (CUP) upon their delivery, and in the event that any such cup does not meet with DANNON's incoming quality control specification, DANNON shall have the right to reject the said cups and return said to PRI, at PRI's sole cost and expense.

     4. PRI and DANNON agree that the cost per cup to be charged to DANNON for the production of the (CUP) shall be in accordance

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

with SCHEDULE "B" "Pricing Schedule" attached hereto and incorporated herein by reference. DANNON shall be billed at the [_____________________]* per month rate and credited with further volume discounts at the end of each month for the concluding month, at the end of each calendar quarter based on the average monthly volume during the concluding quarter and at the end of each Agreement year based on the average monthly volume in the concluding year. The prices listed in the attached SCHEDULE "B" "Pricing Schedule" are effective September 1, 1992, or with the commencement of shipping from both molds, whichever is later. Price changes upward or downward for "resin" shall be effective thirty
(30) days after PRI notifies DANNON of PRI's increase or decrease in resin price, in accordance with the current resin escalator/deescalator formula included in the "Pricing Schedule". The price per thousand in the "Pricing Schedule" is subject to an annual review on June 1st of each year, for non resin cost increases (e.g., "labor", "utilities", etc.) and may be increased by PRI a maximum of [_________________]* provided that such increases are documented to DANNON to the reasonable satisfaction of DANNON. Pricing, except for possible changes due to resin as aforesaid, shall be firm for the following twelve (12) month period of this Agreement. All pricing changes shall be effective thirty days (30) after PRI notifies DANNON. DANNON's Purchase Order form (copy attached as SCHEDULE "C") shall be used to order the production of the 4 oz. cups. In the event there is a contradiction between the aforesaid Purchase Order form and this Agreement, this Agreement shall control.

     5. PRI agrees for the duration of this Agreement, that it shall use the TOOLING only for the production of DANNON's (CUP) and shall not use the TOOLING for any other customer, unless DANNON

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

advises PRI that it shall require less than [___________]* in any one (1) year of this Agreement. In the event of the aforesaid, PRI shall have the limited right to use the TOOLING for other customers provided the customer's business is not the same as or similar to DANNON's business. In the event of a breach, threatened breach or attempted breach of this paragraph, DANNON in addition to any other remedy it may have in law or equity, shall be entitled to an injunction restraining PRI from committing such breach, attempted breach or threatened breach, and to the recovery of reasonable attorneys' fees and expenses, including court costs, incurred in attempting to remedy any such breach.

     6. In the event that PRI materially defaults (e.g., cups cracked, printing illegible, etc.), on any terms of this Agreement, other than as provided above in paragraph 5, DANNON shall notify PRI, in writing, of the said default, and PRI shall have fifteen (15) days to cure such default, to DANNON's reasonable satisfaction, or, in the event such default cannot be cured within fifteen (15) days, PRI shall immediately commence steps to cure such default, but in no event shall the time to cure exceed thirty (30) days. Upon PRI's failure to timely cure in accordance with the aforesaid, DANNON shall have the right to terminate this Agreement without further notice. Notwithstanding the aforesaid, in the event that the same default is material and has been committed by PRI more than three (3) times in any one year of this Agreement, or during any 12 month period of this Agreement, persistent problems arise with respect to PRI's production of the (CUP), DANNON shall be entitled to terminate this Agreement, upon thirty (30) days written notice to PRI, without any rights for PRI to cure.

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

     7. Upon termination of this Agreement, or an early termination of this Agreement, as provided for above, DANNON shall pay PRI the lesser of the said value of the TOOLING as determined by an independent third party, as mutually agreed upon, or [_______________________]* for each [_____________]* sold DANNON after 9/1/92.

     In any event, PRI shall hereby acquire and maintain title for all TOOLING.

     8. Notwithstanding anything to the contrary herein before set forth, this Agreement may be terminated at any time by DANNON in the event that DANNON discontinues its use of (CUP); by giving PRI thirty (30) days prior written notice of DANNON's intention to discontinue. In this event, DANNON must reimburse PRI for the TOOLING as set forth in Paragraph 7.

     PRI agrees that it cannot assign this Agreement without the prior written consent of DANNON. If this correspondence accurately sets forth your understanding with respect to our agreement, please indicate your consent by signing, at the space provided below, and thereafter this shall be a binding Agreement between us, and our respective successors and assigns.





- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

Sincerely yours,

/s/ John Sofia                     /s/ Donald L. Junker
John Sofia                         Donald L. Junker
Purchasing Manager                 Director, Materials Management



THE DANNON COMPANY, INC.           ACCEPTED AND AGREED TO:
                                   PACKAGING RESOURCES
                                   INCORPORATED

By: /s/ Donald E. Devine, II
   -------------------------
     Donald E. Devine, II          By: /s/ J. Michael Anderson
                                      ----------------------------
                                        J. MICHAEL ANDERSON
Title: Vice President, Finance
                                   Title:  Vice President
Date: 7/15/92
     -----------------------
                                   Date:   7/15/92
                                         -------------------------


Attachments (3):

     Exhibit  "A" Cup Specification
     Schedule "B" Pricing Schedule
     Schedule "C" Purchase Order Form

SCHEDULE "A"


     [Schematic drawings of container, including size specifications omitted. Confidential treatment requested for such schematic drawings. Unredacted version is on file with the Securities and Exchange Commission.]

SCHEDULE "B"

                                                                   July 10, 1992

                         PACKING RESOURCES INCORPORATED


                                PRICING SCHEDULE

                           EFFECTIVE SEPTEMBER 1, 1992
        (REFLECTS AGREEMENT PRICING TO BE EFFECTIVE EARLIER 9/1/92 OR AT
                SHIPPING OF NEW 4 OZ. DESIGN FROM TWO NEW MOLDS)


                             THE DANNON COMPANY, INC
                             Ship to:  Minster, Ohio

                                                       Delivered
Part Description                   Monthly             Price/M
- ----------------                   Volume              Minster
POLYPROPYLENE                       Rate                Ohio
                                   -------             ---------
C302S 4 oz. White Cup Printed      [______]*           [______]*
                                   [______]*           [______]*
                                   [______]*           [______]*
0.048 Gauge (5.64 Grams)


Gauge Reduction:    0.045 Gauge (5.27 Grams); [______]* Below
                    Above Prices
Title:              F.O.B. Packaging Resources Point of
                    Manufacture
Freight:            Packaging Resources Arranges for [_______]*
                    Customer Pickup Credit of [_______]* allowed at Minster, Ohio.
Terms:              Net 30 Days
                    Sale subject to credit approval


CURRENT RESIN ESCALATOR/DEESCALATOR:

Price Change of [________]* for each $0.01/# of Resin Change [_______]* Price Change of [________]* for each $0.01/# of Resin Change [_______]*

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

TOOLING:

Packaging Resources owns one (1) 14 cavity SPPF tool
Sample Tool:  [_______]* (6 weeks)
New 14 cavity SPPF tool:    [________]* (20 weeks)
New 14 cavity SPPF inserts: [________]* (16 weeks)


- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

APRIL 4, 1994


MR. TERRY CULLEN
VP SALES AND MARKETING
PACKAGING RESOURCES, INC.
ONE CONWAY PARK
100 FIELD DRIVE, SUITE 300
LAKE FOREST, ILLINOIS 60045

                         RE:  4OZ, 6OZ AND 8OZ CUP SUPPLY AGREEMENT
                              -------------------------------------
DEAR TERRY:

THIS LETTER SHALL MEMORIALIZE OUR ARRANGEMENT TO REVISE THE EXISTING 4OZ, 6OZ AND 8OZ CUP SUPPLY AGREEMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS AS HEREINAFTER SET FORTH.

     1) PRI WILL MODIFY, AT ITS EXPENSE, ALL SEVEN (7) EXISTING 8OZ CUP MOLDS TO CONFORM TO DANNON SPECIFICATION DRAWING NUMBER 70L3.080.007 DATED 3/28/94. DANNON WILL PAY FOR THE SEAL BEAD REVISION PORTION OF THIS MODIFICATION.

     2) PRI WILL BUILD, AT ITS EXPENSE, A SIXTEEN (16) AND A TWENTY FOUR (24) CAVITY 8OZ CUP MOLD TO ACCOMMODATE DANNON CUP REQUIREMENTS. THE SIXTEEN (16) CAVITY MOLD IS SCHEDULED FOR COMPLETION JULY 1994. THE TWENTY FOUR (24) CAVITY MOLD IS SCHEDULED FOR COMPLETION DECEMBER 1994.

     3) PRI WILL WAREHOUSE SPRINKL'INS 4OZ CUPS, FOR BOTH THE USA AND MEXICAN MARKET, AT ITS FORTH WORTH, TEXAS PLANTS TO INSURE "JUST IN TIME" DELIVERY TO DANNON'S FORT WORTH, TEXAS PLANT.

     4) PRI WILL IMPLEMENT A UNIFORM (LAB COAT) POLICY FOR DANNON PACKAGE PRODUCTION/PRINTING PERSONNEL AT BOTH ITS NEW VIENNA, OHIO AND FORT WORTH, TEXAS PLANTS.

     5) FOR THE 4OZ, 6OZ AND 8OZ CUPS, NO CPI NON RESIN PRICE ADJUSTMENT WILL BE MADE. THE ANNUAL REVIEW DATE FOR ANY CPI NON RESIN INCREASE IS CHANGED TO JANUARY 1 BEGINNING JANUARY 1, 1995. AT WHICH TIME, ADJUSTMENTS WILL BE

          CONSIDERED BASED ON THE PERIOD JANUARY 1, 1994 THROUGH DECEMBER 31, 1994.

     6) DANNON WILL EXTEND THE EXISTING 4OZ, 6OZ AND 8OZ CUPS SUPPLY AGREEMENTS TO EXPIRE JANUARY 1, 1996.

EXCEPT AS OTHERWISE SET FORTH ABOVE, DANNON AND PRI REAFFIRMS AND AGREE THAT ALL OTHER TERMS AND CONDITIONS OF OUR EXISTING 4OZ, 6OZ AND 8OZ CUPS AGREEMENTS SHALL REMAIN IN FULL FORCE AND EFFECT FOR THE ONE (1) YEAR EXTENSION AND ANY SUBSEQUENT RENEWALS, IF ANY.

IF THE ABOVE ACCURATELY SETS FORTH YOUR UNDERSTANDING WITH RESPECT TO OUR AGREEMENT, PLEASE INDICATE SAME SIGNING ON THE LINE PROVIDED, AND THEREAFTER, THIS SHALL BE A BINDING AGREEMENT AMONG OURSELVES AND OUR RESPECTIVE SUCCESSORS AND ASSIGNS. WE LOOK FORWARD TO A CONTINUING BENEFICIAL RELATIONSHIP.

SINCERELY,


/s/ John Sofia                          /s/ Donald L. Junker
- -----------------------------           -------------------------------
JOHN SOFIA                              DONALD L. JUNKER
PURCHASING MANAGER                      VP PURCHASING


THE DANNON COMPANY, INC.


BY: /s/ Donald E. Devine, II
   --------------------------
TITLE: Vice President Finance
      -----------------------
DATE:    4/3/94
     ------------------------



CONSENTED TO AND AGREED TO:

PACKAGING RESOURCES, INC.


BY: /s/ Terrance V. Cullen
   ---------------------------
TITLE: Vice President Sales and Marketing
      -----------------------------------
DATE: 4/3/94
     ------------------------

*    4OZ CUP   -    REVISED AGREEMENT DATED 7/10/92
     5OZ CUP   -    REVISED AGREEMENT DATED 7/10/92
     6OZ CUP   -    AGREEMENT DATED 12/9/91

February 6, 1995

Mr. Terry Cullen
VP Sales and Marketing
Packaging Resources, Inc.
One Conway Park
100 Field Drive, Suite 300
Lake Forest, Illinois 60045

Re: THE DANNON COMPANY, INC./4OZ SPRINKLIN'S DANNON CUP MOLD AND CUP MANUFACTURE AGREEMENT DATED JULY 10, 1992 ("AGREEMENT")

Dear Mr. Cullen:

This letter shall memorialize an amendment to the Agreement between Packaging Resources Incorporated (PRI) and The Dannon Company, Inc. (DANNON) dated July 10, 1992, with revision date April 4, 1994. We agree as follows:

     1. PRI will build, at its expense, one unit cavity 4oz cup injection mold to conform to PRI 4oz cup drawing number 1019.080.005 dated 12/14/94. (SEE EXHIBIT 1.) The unit cavity injection mold is scheduled for completion February, 1995 and the cost is estimated at [_______]*

     2. PRI will, at its expense, construct and/or modify tooling, parts handling and mandrels compatible with forecasted 4oz requirements. The parts provided will conform to drawing number 1019.080.005 dated 12/14/94. Production of 4oz cups conforming to PRI drawing number 1019.080.005 dated 12/14/94, is targeted to begin in July, 1995. The estimated mold and associated costs are:

          -    modify a twenty-four cavity injection mold, [________]*;
          -    build a new thirty-two cavity injection mold, [________]*;
          -    parts handling equipment, [_________]*;
          -    print mandrels, [______]*.

     3. DANNON and PRI agree to extend the termination date of Agreement to December 31, 1997.




Initial /s/ DED, II                               Initial /s/ TEV
       ----------------                                  --------
DANNON                                            PRI

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

February 6, 1995
Mr. Terry Cullen
Dannon Cup Mold and Cup Manufacturers Agreement
Page 2



     4. PRI and DANNON agree that the cost per cup to be charged to DANNON shall be in accordance with Price Schedule based on the price range appearing on Schedule "A" dated 12/19/94 attached hereto.

Except as otherwise set forth above, DANNON and PRI reaffirm and agree that all other provisions of the agreement shall remain in full force and effect through the term of this Agreement and any extensions thereof.

If the above accurately sets forth your understanding with respect to our Agreement, please indicate by signing on the line provided, and thereafter, this shall be a binding agreement among ourselves and our respective successors and assigns. We look forward to a continuing beneficial relationship.


Sincerely,




/s/ John Sofia                                  /s/ Donald L. Junker
- --------------------------                      --------------------------------
John Sofia                                      Donald L. Junker
Purchasing Manager                               Vice President Purchasing



                                                Consented to and Agreed to:

THE DANNON COMPANY, INC.                        PACKAGING RESOURCES INC.


By: /s/ Donald E. Devine                        By: /s/ Terrance V. Cullen
   -----------------------                         -----------------------------

Title: V.P. Finance/CFO                         Title: V.P. Sales & Marketing
      --------------------                            --------------------------

Date:   2/15/95                                 Date: 2/15/95
     ---------------------                           ---------------------------

                                  SCHEDULE "A"

Thursday, December 29, 1994

John Sofia
The Dannon Company, Inc.
120 White Plains Road
Terrytown, New York 10591

RE:  80mm 4oz Pricing, Injection Molded
     Drawing #1019080005 (Preliminary, approved by Dan Devine)

Dear John:

We've updated pricing for the revised, molded version of the current 4oz. containers as follows:


  Item/Wall Thickness      Price/M         Mold         Material     Price "Index"
  -------------------      -------         ----         --------     -------------
       [     ]*            [     ]*      32-Cavity    Copolymer PP      "45"
       [     ]*            [     ]*      32-Cavity    Copolymer PP      "45"
       [     ]*            [     ]*      32-Cavity    Copolymer PP      "45"
       [     ]*            [     ]*      32-Cavity    Copolymer PP      "45"
       [     ]*            [     ]*      32-Cavity    Copolymer PP      "45"


Above pricing DOES NOT include freight (case count is the same as current 4 oz
- -- freight as outlined on current schedules will apply).

TOOLING SPECIFICS: Packaging Resources will absorb all capital expenditure associated with the above containers for molds, parts handling equipment, etc. Capacity is adequate to support projected 1995 requirements and, as always, should volumes increase requiring additional capacity, PRI will react accordingly. Lead time for the above tooling is approximately 28 weeks.

WALL THICKNESS: The above thicknesses represent a realistic range. However, it is difficult to determine prior to running the finished mold(s) optimal thickness. We plan to build molds at the thinnest respective wall indicated; should unforeseen circumstances preclude consistent production at this thickness, the mold would be modified (1 week to accomplish) to increase thickness to the next level.

- -------------------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

Samples of this molded 4oz container will be ready in early February. We look forward to your advisement on how to proceed with this project and, as always, are most appreciative of the opportunity to continue to grow with Dannon as your primary packaging partner.

Give me a call with any questions.

Sincerely,


Mike Turney
Director of Sales

cc:  Terry Cullen

                                                                       EXHIBIT 1





     [Schematic drawing of container omitted. Confidential treatment requested for such schematic drawing. Unredacted version on file with the Securities and Exchange Commission.]